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                                   EXHIBIT 24

     KNOW ALL MEN by these presents that each of the undersigned does hereby make, constitute and appoint William R. James, C. Timothy Trenary and Daniel K. Shoemaker and each of them, the true and lawful attorney-in-fact of the undersigned, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to execute and deliver the Annual Report on Form 10-K of James Cable Partners, L.P. and James Cable Finance Corp. for the year ended December 31, 1999, and any and all amendments thereto; such Form 10-K and each such amendment to be in such form and to contain such terms and provisions as said attorney or substitute shall deem necessary or desirable; giving and granting unto said attorney, or to such person or persons as in any case may be appointed pursuant to the power of substitution herein given, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or, in the opinion of said attorney or substitute, able to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorney for such substitute shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this instrument as of the 24 day of March, 2000.


     /s/  William R. James
     ---------------------
     William R. James



     /s/ C. Timothy Trenary
     ---------------------
     C. Timothy Trenary



     /s/ Daniel K. Shoemaker
     ---------------------
     Daniel K. Shoemaker


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